FAIRHOLME FUNDS, INC.
INVESTMENT MANAGEMENT AGREEMENT
FAIRHOLME ALLOCATION FUND

      This Agreement is made and entered into as of the 22 of October, 2010, by and between Fairholme Funds, Inc., a Maryland corporation (the "Company"), on behalf of Fairholme Allocation
Fund (the "Portfolio"), and Fairholme Capital Management,
L.L.C., a Delaware limited liability company ("Manager").
      WHEREAS, the Company is an open-end management investment company, registered as such under the Investment Company Act of
1940, as amended (the "Act"), and is authorized to issue shares of common stock representing interests in the Portfolio; and
      WHEREAS, Manager is registered as an investment adviser
under the Investment Advisers Act of 1940 and engages in the business of asset management; and
      WHEREAS, the Company desires to retain Manager to render certain investment management services to the Portfolio pursuant to the terms of this Agreement, and Manager is willing to render such services;
      NOW THEREFORE, in consideration of the mutual covenants
herein contained, the parties hereto agree as follows:
      1.	OBLIGATIONS OF MANAGER
      (A)	INVESTMENT ADVISORY SERVICES. The Company hereby
appoints Manager, and Manager hereby accepts such appointment, to provide the following investment advisory services (the "Investment Advisory Services") to the Portfolio:
(1)	manage the investment and reinvestment of the
Portfolio's assets;
(2)	continuously review, supervise, and administer
the investment program of the Portfolio;
(3)	determine, in its discretion, the securities to
be purchased, retained or sold for the Portfolio
and implement those decisions for the Portfolio;
(4)	if applicable, vote proxies for the Portfolio and
file beneficial ownership reports required by
Section 13(d) of the Securities Exchange Act of
1934, as amended, for the Portfolio;
(5)	maintain books and records with respect to
Manager's activities for the Portfolio, including
the Portfolio's securities transactions, which
the Company is required to maintain; and
(6)	render regular reports to the Company's officers
and directors concerning Manager's discharge of
the foregoing responsibilities with respect to
the Portfolio.
      Manager shall discharge the foregoing responsibilities
subject to the general supervision and control of the officers and the directors of the Company and in compliance with such policies as the directors may from time to time establish for the Portfolio, and in compliance with the objectives, policies, and limitations of the Portfolio set forth in its prospectus and statement of additional information, as amended from time to time, included in the Company's registration statement and with all applicable laws and regulations. All Investment Advisory
Services to be furnished by Manager under this Agreement may be furnished through the medium of any directors, officers or employees of Manager or through such other parties as Manager may determine from time to time.
      (B)	OPERATING SERVICES. The Company hereby appoints
Manager, and Manager hereby accepts such appointment, to
provide, or, upon receipt of written approval of the Company arrange for other companies to provide, the following services to the Portfolio in the manner and to the extent that such
services are reasonably necessary for the operation of the
Portfolio (collectively, the "Operating Services" and together with Investment Advisory Services, the "Services"):
(1)	accounting services and functions, including
costs and expenses of any independent public
accountants;
(2)	non-litigation related legal and compliance
services, including the expenses of maintaining
registration and qualification of the Company and
the Portfolio under federal, state and any other
applicable laws and regulations;
(3)	dividend disbursing agent, dividend reinvestment
agent, transfer agent, and registrar services and
functions (including answering inquiries related
to shareholder Portfolio accounts);
(4)	custodian and depository services and functions;
(5)	distribution, marketing, and/or underwriting
services;
(6)	independent pricing services;
(7)	preparation of reports describing the operations
of the Portfolio, including the costs of
providing such reports to broker-dealers,
financial institutions and other organizations
which render services and assistance in
connection with the distribution of shares of the
Portfolio;
(8)	sub-accounting and recordkeeping services and
functions (other than those books and records
required to be maintained by Manager under
Paragraph 1(A) above), including maintenance of
shareholder records and shareholder information
concerning the status of their Portfolio accounts
by investment advisors, broker-dealers, financial
institutions, and other organizations on behalf
of Manager;
(9)	shareholder and board of directors communication
services, including the costs of preparing,
printing and distributing notices of
shareholders' meetings, proxy statements,
prospectuses, statements of additional
information, Portfolio reports, and other
communications to the Portfolio's shareholders,
as well as all expenses of shareholders' and
board of directors' meetings, including the
compensation and reimbursable expenses of the
directors of the Company;
(10)	other day-to-day administrative services,
including the costs of designing, printing, and
issuing certificates representing shares of the
Portfolio, and premiums for the fidelity bond
maintained by the Company for the Portfolio
pursuant to Section 17(g) of the Act and rules
promulgated thereunder (except for such premiums
as may be allocated to third parties, as insureds
thereunder); and
(11)	a call center in order to respond to information
and transaction requests from existing and
potential shareholders of the Portfolio.
      Manager's obligation to provide any of the Operating
Services directly to the Portfolio is subject to Manager's legal qualification to provide such Operating Service to registered, open-end management investment companies, and nothing herein shall require Manager to register with the Securities and
Exchange Commission or any state regulator in order to perform such Operating Service directly.
      Manager shall not make payments for Portfolio distribution and marketing services, which shall include payments in
connection with the Operating Services set forth in Paragraph
1(B)(5) above and may include payments in connection with the Operating Services set forth in Paragraph 1(B)(11) above, from the compensation Manager receives pursuant to this Agreement.
      (C)	EXCLUSIONS FROM SERVICES. Except to the extent
expressly assumed by Manager in Paragraphs 1(A) and 1(B) above and except to the extent required by law to be paid by the
Manager, the Company shall pay all costs and expenses in
connection with its operation and organization and those of the Portfolio, including:
(1)	all brokers' commissions, issue and transfer
taxes, and other costs chargeable to the Company
or the Portfolio in connection with securities
transactions to which the Company or the
Portfolio is a party or in connection with
securities owned by the Company or the Portfolio;
(2)	the interest on indebtedness, if any, incurred by
the Company or the Portfolio;
(3)	the taxes, including franchise, income, issue,
transfer, business license, and other corporate
fees payable by the Company or the Portfolio to
federal, state, county, city, or other
governmental agents;
(4)	the expenses, including fees and disbursements of
counsel, in connection with litigation by or
against the Company or the Portfolio; and
(5)	any other extraordinary expense of the Company or
Portfolio.
      (D)	BOOKS AND RECORDS. All books and records prepared and
maintained by Manager for the Portfolio under this Agreement shall be the property of the Company and, upon request therefor, Manager shall surrender to the Company such of the books and records so requested. Manager shall preserve for the periods prescribed by Rule 31a-2 under the Act those records required by
Rule 31a-1 that it retains for the Company.
      (E)	STAFF AND FACILITIES. Manager agrees, at its own
expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space,
furnishings, equipment and personnel as may be reasonably
required in the judgment of the Board of Directors of the
Company to perform the Services on the terms and for the
compensation provided herein. Manager shall authorize and permit any of its officers, directors and employees, who may be elected as directors or officers of the Company, to serve in the
capacities in which they are elected.
      2.	PORTFOLIO TRANSACTIONS. Manager is authorized to
select the brokers or dealers that will execute the purchases and sales of securities for the Portfolio.  Manager shall seek best execution of such transactions.  In selecting brokers to effect transactions for the Portfolio, the determination of what is expected to result in best execution involves a number of considerations. Among these are the Manager's evaluation of the broker-dealer's efficiency in executing and clearing transactions, the rate of commission or the size of the broker-dealer's spread, the size and difficulty of the order, the nature of the market for the security, and operational
capabilities of the broker-dealer.  The Manager will not take into account the sale of Portfolio shares when selecting brokers to execute transactions for the Portfolio.
      Manager may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the
Portfolio and any other account over which the Manager exercises investment discretion with research and brokerage services (as those terms are defined in Section 28(e) of the Securities and Exchange Act of 1934 and interpretations thereunder), and
Manager may pay to these brokers and dealers, in return for
research and brokerage services, a higher commission or spread than may be charged by other brokers and dealers for that transaction, provided that Manager determines in good faith that such commission is reasonable relative to the value of the
research and brokerage services provided by such broker or
dealer as viewed in terms either of that particular transaction or of the overall responsibility of Manager to the Portfolio and its other clients. Manager will promptly communicate to the
officers and the directors of the Company such information
relating to portfolio transactions as they may reasonably
request.
      When Manager deems the purchase or sale of a security or
other investment to be in the best interests of the Portfolio and other advisory clients, Manager may, to the extent permitted by applicable laws and regulations, aggregate orders for the Portfolio and those other advisory clients for the purchase or sale of the security or other investment.  In such event,
allocation of the securities or investment so purchased or sold, as well as the expenses incurred in the transaction, will be made by Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients.
      3.	COMPENSATION OF MANAGER. The Company will pay to
Manager on the last day of each month a fee (the "Management
Fee") at an annual rate equal to [1.00]% of the daily average net assets of the Portfolio, such fee to be computed daily based upon the net assets of the Portfolio as determined by a
valuation made in accordance with the Company's procedures for calculating Portfolio net asset value as described in the
Portfolio's Prospectus and/or Statement of Additional
Information. During any period when the determination of the Portfolio's net asset value is suspended by the directors of the Company, the net asset value of a share of the Portfolio and the corresponding value of the net assets of the Portfolio as of the last business day prior to such suspension shall, for the
purpose of this Paragraph 3, be deemed to be net asset value per share and value of the net assets of the Portfolio, respectively, at the close of each succeeding business day until it is again determined.
      The Manager may reduce or waive any portion of the
Management Fee due to it, or otherwise agree to make payments to limit certain operating expenses of the Portfolio. The Manager retains its right to receive reimbursement of any amount
("Waived Amount") corresponding to its reduction or waiver of the Management Fee or to its payment of operating expenses of the Portfolio.  Any such Waived Amount is subject to
reimbursement by the Company, on behalf of the Portfolio, to the Manager, if so requested by the Manager, in subsequent fiscal years provided that the aggregate amount paid by the Portfolio for its operating expenses for such fiscal year (taking into account any reimbursement) does not exceed the applicable
limitation on such expenses for that year or, if no such
limitation is effective for that year, the Management Fee
payable by the Company, on behalf of the Portfolio, to the
Manager for that year.   The Manager may recoup from the
Portfolio reimbursement of any Waived Amount made in any fiscal year of the Portfolio over the following three fiscal years of the Portfolio.  Any such reimbursement is contingent upon the review and approval of the Board of Directors of the Company at time the reimbursement is made.
      4.	STATUS OF MANAGER. The services of Manager to the
Company and the Portfolio are not to be deemed exclusive, and
Manager shall be free to render similar services to others so long as its services to the Company and the Portfolio are not impaired thereby. Manager shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the
Company or the Portfolio in any way or otherwise be deemed an agent of the Company or the Portfolio. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of Manager, who may also be a director, officer, or employee of the Company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
      5.	PERMISSIBLE INTERESTS. Directors, agents, and
stockholders of the Company are or may be interested in Manager
(or any successor thereof) as directors, partners, officers, or stockholders, or otherwise, and directors, partners, officers, agents, and stockholders of Manager are or may be interested in the Company as directors, stockholders or otherwise; and Manager
(or any successor) is or may be interested in the Company and the Portfolio as a stockholder or otherwise.
      6.	LIABILITY OF MANAGER. Manager assumes no
responsibility under this Agreement other than to render the services called for hereunder in good faith. Manager shall not be liable for any error of judgment or for any loss suffered by the Company or the Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for Services (in which case any award of damages shall be
limited to the period and the amount set forth in Section
36(b)(3) of the Act) or a loss resulting from willful
misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.
      7.	TERM. This Agreement shall become effective at the
time the Portfolio commences operations pursuant to an effective amendment to the Company's registration statement under the Securities Act of 1933, as amended, and, unless sooner terminated as provided for herein, shall remain in effect for a period of two years. This Agreement shall continue in effect thereafter for additional periods not exceeding one year so long as such continuance is approved at least annually by (1) the vote of a majority of the Board of Directors of the Company or
(2) a vote of a "majority of the outstanding voting securities"
(as that term is defined in the Act ) of the Portfolio, provided that in either event the continuance is also approved by the vote of a majority of the directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by:
      (A)	the Company on behalf of the Portfolio, at any time
and without the payment of any penalty, upon 60 days prior
written notice to Manager; or
      (B)	Manager, at any time and without payment of penalty,
upon 60 days prior written notice to the Company.
      This Agreement shall terminate immediately in the event of its assignment (within the meaning of the Act and the rules thereunder). The terms of paragraph 6 of this Agreement shall survive the termination of this Agreement.
      8.	NOTICES. Except as otherwise provided in this
Agreement, any notice or other communication required by or
permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first
class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

IF TO THE COMPANY:                  IF TO THE MANAGER:
Fairholme Funds, Inc.               Fairholme Capital Management, L.L.C.
4400 Biscayne Blvd.                 4400 Biscayne Blvd.
9th Floor                           9th Floor
Miami, FL 33137                     Miami, FL 33137
Attn: President                     Attn: President


      9.	AMENDMENTS. No provision of this Agreement may be
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto. No material amendment of this Agreement shall be effective until approved by vote of a majority of the outstanding voting securities of the Portfolio.
      10.	MISCELLANEOUS. This Agreement shall be construed in
accordance with the laws of the State of Maryland and the applicable provisions of the Act. To the extent the applicable law of the State of Maryland or any of the provisions herein conflict with the applicable provisions of the Act, the latter shall control. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.



FAIRHOLME FUNDS, INC. on
behalf Fairholme Allocation Fund
/S/ Bruce R. Berkowitz
By: Bruce R. Berkowitz
Title: President

ATTEST:

By:
/S/ Deborah A. Reperowitz
Its: Secretary



FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

/S/ Bruce R. Berkowitz
By: Bruce R. Berkowitz
Title: Managing Member

ATTEST:

/S/ Deborah A. Reperowitz
Its: General Counsel